Exhibit 99.1

40 Enterprise Boulevard

PO Box 9300

Bozeman, MT 59718-9300

406.522.4200 P

406.522.4227 F

FOR IMMEDIATE RELEASE

For Further Information, Contact:

Katie O’Connell

RightNow Technologies

925-674-1487 D

510-304-3707 C

koconnell@rightnow.com

RIGHTNOW 8 HELPS COMPANIES DELIVER EXCEPTIONAL CUSTOMER EXPERIENCES

RightNow Introduces New Enterprise-Class, On Demand Solutions for Service, Sales and Marketing

RIGHTNOW SUMMIT, COPPER MOUNTAIN, COLO. and GARTNER CRM SUMMIT, CHICAGO (September 11, 2006)—RightNow Technologies, Inc. (NASDAQ: RNOW) today introduced RightNow 8, a new, significantly advanced version of its award-winning suite of enterprise service, sales and marketing solutions.  RightNow 8 is designed to help companies ensure that a customer’s experience—the sum of interactions with a company’s products, people and processes—consistently exceeds expectations.  RightNow 8 will be available in December 2006.

An exceptional customer experience can be the single most powerful way for companies to set themselves apart from competitors. Yet despite massive investments in customer relationship management (CRM) software, tales of abysmal service continue to make front-page news.  These problems persist because conventional CRM solutions are narrowly focused on streamlining internal processes, rather than addressing the broader, more critical issues that define the quality of the customer experience.

Built to meet the needs of the most demanding global organizations, RightNow 8 is easy to use, quick to deploy and simple to customize and manage.  It directly addresses the customer experience challenge by ensuring that the knowledge required to optimize the quality of every interaction is available in real time wherever and whenever it is needed.

New features of RightNow 8 include:

•                  Customer Experience Designer™:  RightNow 8’s Customer Experience Designer is an easy-to-use graphical workflow engine that empowers business users to design, deliver and modify processes―from a customer’s perspective―that span sales, marketing and customer service.  Users can map customer-initiated processes, such as product registration or the tracking of merchandise returns, to ensure that customers have a seamless experience as they interact with different departments.  The Customer Experience Designer includes pre-built templates to speed and simplify deployment.  In addition, users can easily modify processes to respond to changing customer expectations and market conditions.

•                  RightNow Feedback™:  RightNow 8 Feedback enables organizations to capture and measure customer feedback across all touch-points in real time and take immediate action on that feedback.  For example, a company can route customer comments on products to design teams, which can then contact customers, solicit more information and, if appropriate, incorporate that feedback into future designs.  Companies can also use packaged templates to gather, monitor and act on customer satisfaction and service issues or collect insights from their own employees.

•                  RightNow Analytics™:  New analytical features include Report Design Center, an easy-to-use, drag-and-drop tool that enables users to assemble and present information such as tables, charts and fields in customizable formats.  Multiple reports can be brought together in customizable dashboards and homepages, ensuring that needed information is immediately available for use in customer interactions.  Another new feature is historical trending, which allows users to collect, analyze and compare current and projected information with historical data for time-based comparisons of sales pipelines, lead conversion rates, customer satisfaction rankings and other performance metrics.

•                  Workspace Designer™:  RightNow 8’s drag-and-drop screen layout designer empowers administrators and users to customize desktop workspaces to map to key business processes by adding, deleting, moving or changing fields, tabs, embedded analytics and tasks.  The Workspace Designer includes pre-defined, role-based profiles for customer service, sales and marketing staff at the executive, manager, sales rep and agent levels.  These profiles include pre-configured workspaces with relevant dashboards and homepages.  In addition, role-relevant analytical information can be embedded into users’ workspaces to ensure that they have the right information in the right place at the right time.

•                  Packaged Vertical Solutions:  RightNow 8 is available in solutions tailored to government, business-to-business and business-to-consumer environments.  These customizable solutions streamline deployment by incorporating industry-specific best practices, processes and workflows, profiles and roles, terminology, screen layouts, homepages and dashboards.  Additional vertical solutions will be introduced throughout 2007.

•                  Enterprise On Demand Architecture:  Designed for mission-critical business environments, RightNow 8 is fast, easy to use and highly configurable.  With new Smart Client technology, RightNow 8 combines the flexibility and ease-of-use of web-based access with the full functionality of traditional client software.  Microsoft Outlook email, calendaring, tasks and contact capabilities are all embedded into the highly intuitive RightNow interface, so that employees can use their standard desktop tools from within the RightNow environment.

“A superior customer experience is a critical competitive differentiator in today’s high-choice markets,” said Greg Gianforte, RightNow’s president and CEO. “To do this,

you must listen to customers, solicit feedback and act on that information immediately.  RightNow 8 will help organizations outperform competitors that fail to recognize the power of a positive customer experience.  No other on demand vendor comes close to providing the richness, flexibility and performance necessary to meet the business requirements of large enterprises.”

About RightNow Technologies
RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline marketing, sales and service touch-points. More than 1,700 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve.  RightNow is headquartered in Bozeman, Montana. For further information, please visit www.rightnow.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model, our past operating losses, possible fluctuations in our operating results and our rate of growth, unanticipated delays in bringing our RightNow 8 product to market, the extent and speed of market acceptance of RightNow 8, interruptions or delays in our hosting operations, breaches of our security measures, and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our annual report on Form 10K, our quarterly reports on Form 10Q, and our current reports on Form 8-K filed with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.